Exhibit 10.16

ENERNOC, INC.

SUMMARY OF REVISED 2013 EXECUTIVE OFFICER BONUS PLAN

At a meeting held on February 12, 2013 (the “Meeting”), based on the recommendation of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of EnerNOC, Inc. (the “Company”), the Board (i) approved increases to the 2013 annual base salaries for each “named executive officer” (as such term is used in Instruction 4 to Item 5.02 of Form 8-K) (collectively, the “Named Executives”), (ii) revised the target bonus percentage (as a percentage of base salary) for certain Named Executives in connection with any 2013 annual bonus amount paid to such Named Executives, and (iii) approved new performance objectives (the “New Performance Targets”) for any bonus amounts in excess of the amounts previously approved for each Named Executive under the Company’s 2013 Executive Bonus Plan, as such plan is described in Exhibit 10.13 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 filed with the Securities and Exchange Commission on March 15, 2012 (the “2013 Plan”), each as set forth below:

Name and Position	New Base Salary	New Target Bonus (% of Base Salary)
Timothy G. Healy Chief Executive Officer and Chairman	$600,000	85%
David B. Brewster President	$525,000	80%
David Samuels Executive Vice President	$400,000	80%
Gregg Dixon Senior Vice President of Marketing and Sales	$350,000	115	%(1)
Kevin J. Bligh Chief Accounting Officer	$240,000	40	%(1)

(1)	No change was made to Messrs. Dixon’s or Bligh’s target bonus amounts, which remain at 115% and 40%, respectively, of their respective base salaries.

The increase in the annual bonus dollar amounts for each Named Executive under the 2013 Plan will be determined based upon the Company’s achievement of the New Performance Targets. Should the Named Executive remain employed by the Company at the time the annual bonus amounts are payable under the 2013 Plan, the increase in annual bonus dollar amounts under the 2013 Plan will be payable in cash and/or shares of the Company’s common stock, par value $0.001 per share (“Common Stock”), at the discretion of each Named Executive other than the Chief Executive Officer, upon certification of the achievement of the New Performance Targets by the Committee, such certification to be finalized between February 1st and March 15th of 2014. The Company’s Chief Executive Officer and Chairman, will receive 100% of the available increase in annual bonus dollar amount in shares of Common Stock in early 2014, as provided by the terms of his employment agreement with the Company.